Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
March 22, 2016	Kristina Waugh, 318.340.5627 kristina.r.waugh@centurylink.com

CENTURYLINK AGREES TO SELL $1.0 BILLION OF DEBT SECURITIES

MONROE, La. . . . CenturyLink, Inc. (NYSE: CTL) announced today that it has agreed to sell $1.0 billion of newly-issued unsecured eight-year senior notes. The senior notes due 2024 were priced at par with an annual coupon rate of 7.5%. The sale of these notes is expected to be completed April 6, 2016, subject to customary closing conditions.

CenturyLink intends to use the net proceeds from this offering, together with additional borrowings under its revolving credit facility and available cash, if any, to provide the total amount of funds required to fully retire at maturity on June 1, 2016 all $1.184 billion aggregate principal amount of 7.082% Notes issued by its wholly-owned subsidiary, Embarq Corporation.

J.P. Morgan Securities LLC, Barclays Capital Inc., SunTrust Robinson Humphrey, Inc. and Mizuho Securities USA Inc. are the joint book-running managers for this offering. CenturyLink is offering the senior notes pursuant to its existing shelf registration statement. CenturyLink intends to file with the Securities and Exchange Commission a definitive prospectus supplement and accompanying prospectus describing the terms of this offering. When available, copies of the definitive prospectus supplement and accompanying prospectus for this offering may be obtained by contacting J.P. Morgan Securities LLC at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling (866) 803-9204 (US toll-free), by contacting Barclays Capital Inc. at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling (888) 603-5847 (US toll-free), by contacting SunTrust Robinson Humphrey, Inc. at 303 Peachtree Street, Atlanta, GA 30308, Attn: Prospectus Dept. or by calling (800) 685-4786 (US toll-free), or by contacting Mizuho Securities USA Inc. at 320 Park Avenue, 12th Floor, New York, NY 10022, Attn: Debt Capital Markets or by calling (866) 271-7403 (US toll-free).

This press release is informational only and is neither an offer to sell any securities nor a solicitation of an offer to buy any securities. The above-described offering will not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About CenturyLink

CenturyLink is a global communications, hosting, cloud and IT services company enabling millions of customers to transform their businesses and their lives through innovative technology solutions. CenturyLink offers network and data systems management, Big Data analytics and IT consulting, and operates more than 55 data centers in North America, Europe and Asia. The company provides broadband, voice, video, data and managed services over a robust 250,000-route-mile U.S. fiber network and a 300,000-route-mile international transport network.

Forward Looking Statements

This press release includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of CenturyLink. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: CenturyLink’s failure to satisfy the conditions to the underwriters’ obligation to consummate the offering; the possibility that corporate developments could preclude, impair or delay the above-described offering due to restrictions under the federal securities laws; changes in the terms or availability of CenturyLink’s credit facility; changes in CenturyLink’s credit ratings; changes in CenturyLink’s cash requirements or financial position; changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of CenturyLink to consummate the above-described offering on the terms described above or at all; CenturyLink’s continued access to credit markets on favorable terms; and other risks referenced from time to time in CenturyLink’s filings with the Securities and Exchange Commission. There can be no assurances that the above-described offering will be consummated on the terms described above or at all. You should be aware that new factors may emerge from time to time and it is not possible for CenturyLink to identify all such factors, nor can CenturyLink predict the impact of each such factor on its plans, or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. CenturyLink does not undertake any obligation to publicly update any of its forward-looking statements for any reason.

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